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                                                                  Exhibit 10.12

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is made on May 13, 1998 between Geoteck International, Inc., a Nevada corporation, ("Lender") and Marine Shuttle Operation AS, a Norway corporation ("Borrower").

Whereas the parties entered into a Stock Purchase Agreement as of February 19,1998 inter alia providing for that Lender shall receive a bridge financing up to US$ 1,500,000 from Borrower.

Whereas the parties intend to formalize the terms and conditions of the bridge financing.

Now therefore the parties agree as follows:

         1. Loan. Lender will provide the Borrower with a loan in the amount of up to US$ 1,500,000 (,,Loan") payable to the Borrower in installments as mutually agreed upon by the parties.

         2. Interest. The Loan shall bear interest at a rate of six percent (6 %) p. a. payable at the end of the Term (as defined below).

         3. Term and Termination. The term of the Loan shall commence on the date of the first payment of the Loan to Borrower and will continue for an indefinite period of time. This Agreement will terminate on the closing date of the financing as described in section 1.5 of the Stock Purchase Agreement dated February 19, 1998 between the parties or, in any event, December 31,1998 at the latest.

         4. Repayment of Loan. Upon termination of this Agreement for any reason, the Borrower will promptly repay the Loan to the Borrower.

         5. Notice. All notices, requests, demands and other communications required or permitted hereunder must be in writing and deemed given and effective when personally delivered or sent by facsimile with confirmation of receipt or when deposited in the mail with postage prepaid to the party to which the same is directed at the following addresses (or at such other addresses as will be given in writing by the parties to one another):

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

                  To the Borrower:         Marine Shuttle Operation AS
                                           Attention: Mr. Sverre Hanssen
                                           Luramyrveien 23, 4300 Sandnes, Norway
                                           Tel: 47-51-63 88 00
                                           Fax: 47-51-63 16 20

                  To the Lender:           Geoteck International, Inc,
                                           Attention: Mr. Franz Eder
                                           1177 West Hastings Street, Suite 1818
                                           Vancouver, B. C. V6E 2K3
                                           Tel: 604-683-9161
                                           Fax: 604-687-6755

         6.       Miscellaneous.

                  (a) Assignment. The parties may not assign any rights or delegate any duties they have assumed hereunder without the prior written consent of the other party. This Agreement is personal to the the parties.

                  (b) Governing Law and Choice of Forum. This Agreement will be governed by and construed in accordance with the internal laws of Norway. The parties agree that any appropriate court located in Oslo will have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and will be a proper forum in which to adjudicate such case or controversy. The parties expressly consent to personal jurisdiction and venue in such courts.

                  (c) Entire Agreement/Amendment. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by all parties hereto.

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                  (d) Severability. Each of the covenants and agreements
herein above contained will be deemed separate, severable and independent covenants, and in the event that any covenant will be declared invalid by any court of competent jurisdiction, such invalidity will not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

                  (e) Captions and Section Headings. Captions and section headings used herein are for convenience only and are not a part of this Agreement and will not be used in construing it.

                  (h) Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.

         EXECUTED AS OF MAY 13, 1998

                                    [Lender]

                                      /s/  Franz Eder
                                    ------------------------------------
                                    By:    Franz Eder
                                    Title: President



                                    [Borrower]

                                      /s/  Sverre Hanssen
                                    ------------------------------------
                                    By:    Sverre Hanssen
                                    Title: Chairman of the Board

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